Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
April 28, 2022	C. Todd Asbury
(276) 873-7000

NEW PEOPLES BANKSHARES ANNOUNCES RECORD FIRST QUARTER 2022 RESULTS

Honaker, Virginia -- New Peoples Bankshares (the “Company”) (OTCBB: NWPP) and its wholly-owned subsidiary, New Peoples Bank (the “Bank”), today announced first quarter net income of $1.92 million, or $0.08 per share, for the quarter ended March 31, 2022 as compared to $1.58 million or $0.07 per share, for the quarter ended March 31, 2021, which is a year-over-year improvement of $336,000, or21.2%. The primary drivers for the increase were increases in net interest income of $208,000, a reduction in the provision for loan losses of $86,000, and an increase in total noninterest income of $240,000.

C. Todd Asbury, President and CEO of the Company, stated, “The first quarter of 2022 proved to be quite significant as we paid the first cash dividend to our shareholders on March 31st and reported record quarterly earnings; our fifth consecutive quarter of increased net income. Our efforts to expand services to our customers and manage costs continue to drive performance as we generated returns on average assets and equity of 0.97% and 12.35%, respectively. These results are the culmination of a lot of hard work over the past several years. I am pleased with our progress to become a high performing financial institution. We are delivering on what we have promised our investors and customers and plan to continue to do so going forward.”

Net interest income increased $208,000 resulting from a $270,000 decrease in interest expense, which more than offset a $62,000 decrease in interest income. Despite growth in earning assets, particularly in the investment and loan portfolios, interest income shrunk year-over-year, due to a decrease in fees generated from Payroll Protection Program loans. The reduction in interest expense was driven, principally, by the continued low market interest rates throughout 2021 and into 2022, as our cost of funds fell 16 basis points year-over-year to 0.30% for the first quarter of 2022. This net rate reduction resulted in decreased interest expense of $174,000. In addition, declines in the volume of interest-bearing time deposits and Federal Home Loan Bank advances resulted in a volume-related decrease in interest expense of $96,000. In March 2022, the Federal Open Market Committee raised the target federal funds rate 25 basis points (bps), in what is largely considered to be the first of a series of rate increases during 2022.

The year-over-year reduction in the provision for loan losses of $86,000 to $100,000 for the quarter ended March 31, 2022 is due to the continued improvement in the loan portfolio, exhibited by reductions in past due and nonperforming loans, combined with improving economic trends during the first quarter, including continued improving employment statistics. Annualized net charge-offs to average loans remain at low levels and were 0.05% for the quarter ended March 31, 2022. Nonaccrual loans to total loans and nonperforming assets to total assets declined to 0.44% to 0.42%, respectively at March 31, 2022

Total non-interest income increased $240,000 during the first quarter of 2022 compared to the first quarter of 2021 due to increases in service charges and fees and card processing fees of $175,000 and $52,000, respectively. The service charges and fees increase relates to increased volume in overdraft charges related to customer activity beginning to return to pre-pandemic levels as businesses reopened and as customers spend savings from stimulus payments accumulated during the pandemic. Card processing fee revenue is also volume related for reasons similar to those impacting service charge income. In addition, year-over-year, fees generated through financial and merchant services increased $12,000 and $11,000, respectively, due to increased volume from both new and existing customers using these services. We continue efforts to increase noninterest income revenue through product enhancements and customer development.

Total non-interest expense increased $90,000, as salaries and benefits expense increased $196,000 due to the impact of increasing our minimum base hourly wage, targeted salary adjustments to retain and attract employees, combined with normal annual wage adjustments and added costs for performance incentive plans initiated during the third quarter of 2021. Occupancy expense decreased $170,000 due largely to the reduction in the number of buildings through sales or transfers to other real estate owned. Additionally, net depreciation costs for furniture, equipment and computer equipment decreased $89,000 as assets reached the end of their estimated economic useful lives, along with the decommissioning of a number of interactive teller machines during the fourth quarter of 2021. Other operating expenses increased $64,000 year-over-year, primarily due to costs related to the holding and disposal of other real estate owned, which increased $33,000 to $130,000. ATM network expenses increased $25,000 to $367,000, due to increased activity combined with general cost increases. Miscellaneous losses increased $69,000 to $50,000 in 2022, as compared to net recoveries of $19,000 in 2021. These increased expenses were offset by decreases in data processing and telecommunications costs, and FDIC insurance which decreased $19,000 and $21,000, respectively. Data processing and telecommunication costs decreased due to the reduction in the number of branch sites and renegotiated contracts, while FDIC insurance decreased due to the improved risk factors considered in the premium assessment. Efforts continue to decrease non-interest expenses of the Company and improve efficiency.

Total assets increased $18.9 million, or 2.4%, to $813.5 million at March 31, 2022 from $794.6 million at December 31, 2021, funded largely by increased deposits as the low interest rate environment continues to provide liquidity. Total loans increased $1.4 million, or 0.23%, to $595.1 million at March 31, 2022 from $593.7 million at December 31, 2021. Loan growth has resulted from increases in commercial construction, multi-family and home equity loans, which increased $5.6 million, $1.7 million and $1.0 million, respectively. These increases offset a decrease in commercial loans of $7.2 million, which resulted largely from repayments and forgiveness of Paycheck Protection Program loans of $3.6 million during the first three months of 2022. Our loan production operation in Boone, North Carolina, continues to generate positive results. Total deposits increased $23.5 million, or 3.3%, to $731.0 million at March 31, 2022 from $707.5 million at December 31, 2021, driven by liquidity resulting from the continuing low interest rate environment and seasonal growth from income tax refunds.

At March 31, 2022, shareholders’ equity totaled $58.9 million, a decrease of $4.7 million, or 7.4%, from December 31, 2021. The primary cause for the net decrease was the change in the net unrealized loss on investment securities available for sale, which increased $5.4 million, or 668.8%, during the first quarter of 2022, due to the impact of the change in interest rates. Excluding the impact of the unrealized loss, equity increased $725,000, due to net income of $1.9 million less the cash dividend payment of $1.2 million.

During March of 2022, our market area began to see a significant easing from the impact of the COVID-19 pandemic. As a result, employees have returned to the office and customers are afforded full service at our branch locations. Asbury stated, “Throughout the pandemic our primary goal has been to assure the safety of our customers and employees. I am grateful to our customers for their patience and understanding and proud of the poise and commitment exhibited by our employees during this pandemic. We look forward to resuming business as usual as we strive to become the preeminent community financial institution in Appalachia.”

On April 20, 2022, the United States District Court for the Western District of Virginia issued summary judgment, in favor of the Bank, dismissing all remining claims made in a lawsuit filed by a former employee in January 2021, alleging wrongful termination based on gender, religion and age.

Highlights

Earnings for the quarter ended March 31, 2022:

·	Net interest margin was 3.53% for the quarter, a decrease of 6 basis points compared to 3.59% for the quarter ended March 31, 2021;
·	Net interest income improved to $6.6 million for the quarter, an improvement of $208,000, or 3.2%, compared to the first quarter of 2021;
·	Provision for loans losses was $100,000 for the quarter, a reduction of $86,000 compared to the first quarter of 2021;
·	Noninterest income increased $240,000, or 11.3%, to $2.4 million for the first quarter of 2022 compared to the first quarter of 2021;
·	Salaries and employee benefits expense increased $196,000, or 6.4%, to $3.3 million for the first quarter of 2022 compared to the same quarter in 2021;

·	Occupancy and equipment expenses decreased $170,000, or 14.5%, to $1.0 million for the first quarter of 2022 compared to the same quarter in 2021;
·	Expenses associated with other real estate owned were up $33,000, or 34.6%, to $130,000 for the first quarter of 2022 compared to the same quarter in 2021; and
·	Data processing and telecommunications expenses were down $19,000, or 3.3%, to $554,000 for the first quarter of 2022 compared to the first quarter of 2021.

Balance Sheet:

·	Total loans increased $1.4 million during the quarter, to $595.1 million at March 31, 2022;
·	Securities available for sale decreased $538,000 during the quarter, to $106.8 million at March 31, 2022;
·	Time deposits decreased $5.8 million during the quarter, to $193.3 million at March 31, 2022;
·	Total deposits increased $23.5 million during the quarter, to $731.0 million at March 31, 2022;
·	Borrowings remained unchanged during the quarter;
·	Total capital at March 31, 2021 was $58.9 million;
·	Book value per share was $2.46 ($2.72 after excluding the accumulated other comprehensive loss resulting from the tax effected unrealized loss on securities available-for-sale), at March 31, 2022; and
·	The Bank remains ‘well capitalized’ as defined by regulatory guidance.

Asset Quality:

·	Nonperforming assets, which include nonaccrual loans and other real estate owned, totaled $3.4 million at March 31, 2022, a decline of $867,000, or 20.2%, during the quarter;
·	Nonperforming assets as a percentage of total assets were 0.42% at quarter end;
·	Loans past due 30 days or more, or in nonaccrual status, totaled $4.4 million, or 0.73% of total loans outstanding, at quarter-end;
·	Annualized net charge offs as a percentage of average loans for the first quarter of 2022 were 0.05%, down from 0.06% for the first quarter of 2021; and
·	The allowance for loan losses as a percentage of total loans was 1.14% at March 31, 2022, compared to 1.23% at March 31, 2021.

About New Peoples Bankshares, Inc.

New Peoples Bankshares, Inc. is a one-bank financial holding company headquartered in Honaker, Virginia. Its wholly-owned subsidiary provides banking products and services through its 20 locations throughout southwest Virginia, eastern Tennessee, western North Carolina and southern West Virginia. The Company’s common stock is traded over the counter under the trading symbol “NWPP”. Additional investor information can be found on the Company’s website at https://newpeoples.bank/Bankshares-About-Us.

This news release contains statements concerning the Company’s expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute “forward-looking statements” as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Important factors that may cause actual results to differ from projections include:

(i) the success or failure of efforts to implement the Company’s business plan; (ii) any required increase in the Company’ regulatory capital ratios; (iii) satisfying other regulatory requirements that may arise from examinations, changes in the law and other similar factors; (iv) deterioration of asset quality; (v) changes in the level of the Company’s nonperforming assets and charge-offs; (vi) fluctuations of real estate values in the Company’s markets; (vii) the Company’s ability to attract and retain talent; (viii) demographical changes in the Company’s markets which negatively impact the local economy; (ix) the uncertain outcome of enacted legislation to stabilize the United States financial system; (x) the successful management of interest rate risk; (xi) the successful management of liquidity; (xii) changes in general economic and business conditions in the Company’s market area and the United States in general; (xiii) credit risks inherent in making loans such as changes in a borrower’s ability to repay and the Company’s management of such risks; (xiv) competition with other banks and financial institutions, and companies outside of the banking industry, including online lenders and those companies that have substantially greater access to capital and other resources; (xv) demand, development and acceptance of new products and services the Company has offered or may offer; (xvi) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; (xvii) the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues (including the novel coronavirus (COVID-19) outbreak and the associated efforts to limit the spread of the disease), and other catastrophic events; (xviii) technology utilized by the Company; (xix) the Company’s ability to successfully manage cyber security; (xx) the Company’s reliance on third-party vendors and correspondent banks; (xxi) changes in generally accepted accounting principles; (xxii) changes in governmental regulations, tax rates and similar matters; and (xxiii) other risks which may be described in future filings the Company makes with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NEW PEOPLES BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2022 AND DECEMBER 31, 2021

(IN THOUSANDS EXCEPT SHARE DATA)

(UNAUDITED)

ASSETS	March 31, 2022	December 31, 2021

Cash and due from banks	$17,040	$14,952
Interest-bearing deposits with banks	61,806	45,766
Federal funds sold	18	228
Total Cash and Cash Equivalents	78,864	60,946

Investment securities available-for-sale	106,820	107,358
Loans held for sale	100	—

Loans receivable	595,132	593,744
Allowance for loan losses	(6,759)	(6,735)
Net Loans	588,373	587,009

Bank premises and equipment, net	20,293	20,735
Other real estate owned	795	1,361
Accrued interest receivable	2,087	2,112
Deferred taxes, net	2,610	1,673
Bank owned life insurance	4,690	4,685
Right-of-use assets – operating leases	3,981	4,062
Other assets	4,923	4,706
Total Assets	$813,536	$794,647

LIABILITIES

Deposits
Noninterest bearing	$269,251	$251,257
Interest-bearing	461,717	456,256
Total Deposits	730,968	707,513

Borrowed funds	16,496	16,496
Lease liabilities – operating leases	3,981	4,062
Accrued interest payable	254	272
Accrued expenses and other liabilities	2,925	2,673
Total Liabilities	754,624	731,016

STOCKHOLDERS’ EQUITY
Common stock - $2.00 par value; 50,000,000 shares authorized;
23,922,086 shares issued and outstanding at
March 31, 2022 and December 31, 2021	47,844	47,844
Additional paid-in capital	14,570	14,570
Retained earnings	2,756	2,031
Accumulated other comprehensive loss	(6,258)	(814)
Total Stockholders’ Equity	58,912	63,631
Total Liabilities and Stockholders’ Equity	$813,536	$794,647

NEW PEOPLES BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(UNAUDITED

INTEREST AND DIVIDEND INCOME	2022	2021
Loans including fees	$6,674	$6,921
Federal funds sold	—	—
Interest-earning deposits with banks	21	19
Investments	435	247
Dividends on equity securities (restricted)	27	32
Total Interest and Dividend Income	7,157	7,219

INTEREST EXPENSE
Deposits	430	683
Borrowed funds	106	123
Total Interest Expense	536	806

NET INTEREST INCOME	6,621	6,413

PROVISION FOR LOAN LOSSES	100	186

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	6,521	6,227

NONINTEREST INCOME
Service charges and fees	1,007	832
Card processing and interchange	916	864
Insurance and investment fees	241	226
Other noninterest income	205	207
Total Noninterest Income	2,369	2,129

NONINTEREST EXPENSES
Salaries and employee benefits	3,275	3,079
Occupancy and equipment expense	1,006	1,176
Data processing and telecommunications	554	573
Other operating expenses	1,604	1,521
Total Noninterest Expenses	6,439	6,349

INCOME BEFORE INCOME TAXES	2,451	2,007

INCOME TAX EXPENSE	530	422

NET INCOME	$1,921	$1,585

Income Per Share
Basic and diluted	$0.08	$0.07
Weighted Average Shares of Common Stock
Basic and diluted	23,922,086	23,922,086

    NEW PEOPLES BANKSHARES, INC.

KEY PERFORMANCE AND CAPITAL RATIOS

(UNAUDITED)

	For the three-months ended,
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Key Performance Ratios
Earning asset yield	3.82%	3.83%	4.26%	3.89%	4.04%
Cost of interest bearing liabilities	0.46%	0.48%	0.52%	0.58%	0.69%
Cost of funds	0.30%	0.31%	0.34%	0.38%	0.46%
Net interest margin	3.53%	3.53%	3.93%	3.52%	3.59%

Return on average stockholder’s equity	12.35%	12.14%	11.75%	11.15%	10.96%
Return on average assets	0.97%	0.95%	0.91%	0.82%	0.83%
Efficiency ratio*	71.59%	72.84%	77.62%	74.45%	74.30%
Loan to deposit ratio	81.42%	83.92%	80.46%	83.21%	82.45%

Asset Quality
Allowance for loan loss to total loans	1.14%	1.13%	1.16%	1.13%	1.23%
Net charge offs (recoveries) to average loans, annualized	0.05%	(0.05%)	0.03%	0.53%	0.06%
Nonaccrual loans to total loans	0.44%	0.50%	0.54%	0.66%	0.90%
Nonperforming assets to total assets	0.42%	0.54%	0.68%	0.77%	1.07%

Capital Ratios (Bank Only)
Tier 1 leverage	9.95%	9.86%	9.53%	9.19%	9.41%
Tier 1 risk-based capital	14.66%	14.98%	15.11%	14.82%	14.91%
Total risk-based capital	15.90%	16.23%	16.37%	16.08%	16.16%
Total common equity tier 1 capital	14.66%	14.98%	15.11%	14.82%	14.91%

*The efficiency ratio is computed as a percentage of non-interest expense divided by the sum of net interest income and non-interest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate it differently.